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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of Tyco International Ltd. of our report dated November 23, 1998, on our audit of the combination of the historical consolidated financial statements and consolidated financial statement schedule of Tyco International Ltd. and United States Surgical Corporation, after restatement for the pooling of interests as described in Note 1 to the consolidated financial statements, which report is included in Tyco's Current Report on Form 8-K filed December 10, 1998.

                                          /s/ PRICEWATERHOUSECOOPERS

Hamilton, Bermuda
March 23, 1999